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                                                                    EXHIBIT 23.4
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                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fairfax Financial Corporation
Baltimore, Maryland:



We consent to the use of our report dated November 14, 1995 on the financial statements of Fairfax Financial Corporation and subsidiaries (the Company) incorporated herein by reference to the Susquehanna Bancshares, Inc. Form 8-K dated November 21, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.


Our report refers to the Company's adoption in 1995 of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                          KPMG PEAT MARWICK LLP



Baltimore, Maryland
January 8, 1996